                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              M. A. Hanna Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                M.A.HANNACOMPANY
          SUITE 36-5000, 200 PUBLIC SQUARE, CLEVELAND, OHIO 44114-2304

To Our Stockholders:

    On behalf of the Board of Directors and management, I cordially invite you to attend the 1996 annual meeting of stockholders of the Company to be held on Wednesday, May 1, 1996, at 10:30 A.M. at the Forum Conference Center Auditorium, 1375 East Ninth Street, Cleveland, Ohio.

    At the meeting, in addition to considering and acting on the matters described in the Proxy Statement, there will be a management report. Following the report, there will be an opportunity for stockholders to ask questions about the Company and its operations.

    If you will need special assistance at the meeting because of a disability, please contact the office of the Corporate Secretary at the above address.

    Whether or not you currently plan to attend the meeting, it is important that you exercise your right to vote. Please sign, date and return the proxy card promptly.

    I look forward to seeing you on May 1.

                                    Sincerely,

                                    M. D. WALKER
                                    CHAIRMAN

                                M.A.HANNACOMPANY
                        SUITE 36-5000, 200 PUBLIC SQUARE
                           CLEVELAND, OHIO 44114-2304

                            NOTICE OF ANNUAL MEETING

    The annual meeting of stockholders of M. A. Hanna Company will be held on Wednesday, May 1, 1996 at 10:30 A.M. at the Forum Conference Center Auditorium, 1375 East Ninth Street, Cleveland, Ohio, for the following purposes:

    (1) Electing nine directors for the ensuing year;

    (2) Ratifying the appointment of auditors;

    (3) Approving an Amendment to the Company's Amended Certificate of Incorporation to increase the authorized number of shares of Common Stock from 50,000,000 to 100,000,000; and

    (4) Transacting such other business as may properly come before the meeting.

    The Board of Directors has fixed the close of business on March 5, 1996, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                                                 JOHN S. PYKE, JR.
                                   VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

March 20, 1996

    PLEASE FILL OUT, SIGN AND MAIL THE ENCLOSED FORM OF PROXY IF YOU DO NOT EXPECT TO BE PRESENT AT THE ANNUAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                PROXY STATEMENT

    This statement is furnished in connection with the solicitation by the Board of Directors of M. A. Hanna Company of proxies to be used at the annual meeting of stockholders of the Company to be held on Wednesday, May 1, 1996. The meeting will be held at the Forum Conference Center Auditorium, 1375 East Ninth Street, Cleveland, Ohio.

    If the accompanying form of proxy is properly executed and returned, the shares represented by it will be voted and, where a specification is made by the stockholder, as provided therein, will be voted in accordance with such specification. If no such specification is made, the shares will be voted in accordance with the recommendations of the Company's management. The proxy may, nevertheless, be revoked prior to its exercise by delivering written notice of revocation to the Company, by executing a later dated proxy or by attending the meeting and voting in person. For stockholders participating in the Company's Dividend Reinvestment and Stock Purchase Plan, the administering bank will only vote the shares that it holds for the participant's account in accordance with the proxy returned by the participant and the procedures set forth above. If a proxy is not returned or returned unsigned, none of the shares represented by that proxy, whether held in the Dividend Reinvestment and Stock Purchase Plan or otherwise, will be voted.

    At the annual meeting, the results of stockholder voting will be tabulated by the inspectors of election appointed for the annual meeting. The Company intends to treat properly executed proxies that are marked "abstain" or that are held in "street name" by brokers and are not voted on one or more particular proposals (if otherwise voted on at least one proposal) as "present" for purposes of determining whether a quorum has been achieved at the annual meeting. Directors will be elected by a plurality vote. Votes withheld in respect of the election of directors will not be counted in determining the outcome of that vote. In respect of the proposals to ratify the appointment of independent public accountants and ratify and approve the amendment to the Company's Amended Certificate of Incorporation, abstentions will be treated as votes against the proposal and broker non-votes will be treated as having no effect on the outcome of the vote.

    At the close of business on March 5, 1996 the record date for the annual meeting, the Company had outstanding and entitled to vote 34,726,438 shares of Common Stock. Each share of Common Stock is entitled one vote on each matter brought before the meeting.

    The Company has retained Georgeson & Co. Inc., a proxy solicitation firm, for a fee of $8,000 plus reimbursement of normal expenses, to assist employees of the Company in the solicitation of proxies by personal interview, telephone and other means. The cost of solicitation of proxies will be borne by the Company.

    The Notice of Annual Meeting, Proxy Statement and form of proxy are first being mailed to stockholders on approximately March 20, 1996. The Annual Report of the Company for the year ended December 31, 1995 was first mailed to stockholders on February 23, 1996, but the Annual Report is not deemed to be part of this Proxy Statement.

    At the annual meeting of stockholders of the Company held on May 3, 1995, approximately 88% of the then outstanding shares were present at the meeting and voting.

                            1. ELECTION OF DIRECTORS

    The Board has nominated for re-election to the Board at the 1996 annual meeting the nine incumbent Directors, all of whom were elected at the 1995 annual meeting of stockholders.

    It is intended that shares represented by the proxies in the accompanying form will be voted for the election of the nine nominees listed below to serve as directors for a term of one year and until their successors are elected and qualified. If any nominee should be unable or unwilling to serve as a director, which the Board of Directors does not anticipate, the proxies will be voted for such other person as the Board of Directors may select or the size of the Board may be reduced accordingly.

    The following table lists information as of January 31, 1996 as to each nominee for director, his or her principal occupation or employment and certain other directorships. Except as otherwise indicated each nominee has had the same principal occupation or employment during the past five years.

  NOMINEE FOR DIRECTOR                         PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS
------------------------  ---------------------------------------------------------------------------------------
B. C. AMES                Partner, Clayton, Dubilier & Rice (investment bankers), May, 1990 to date. Chairman and
Director since 1980       Chief Executive Officer, The Uniroyal Goodrich Tire Company 1988 to May, 1990. Director
Age -- 70                 of Diamond Shamrock R&M, Inc., The Progressive Corporation and Warner-Lambert Company.

C. A. CARTWRIGHT          President, Kent State University (public  higher education institution), 1991 to  date.
Ph.D.                     Vice  Chancellor  for  Academic  Affairs,  University  of  California-Davis, 1988-1991.
Director since 1994       Director of Ohio Edison Company, Society National Bank and Republic Engineered  Steels,
Age -- 54                 Inc.  and Director of the  American Cancer Society, and  National Association for State
                          Universities  and  Land-Grant   Colleges.  Member  of   National  Collegiate   Athletic
                          Association Presidents Council.

W. R. EMBRY               President   and  Chief  Operating  Officer,  Team  Division,  The  Cleveland  Cavaliers
Director since 1990       (professional basketball team),  1986 to date.  Chairman of the  Board of Michael  Alan
Age -- 58                 Lewis   Company  (supplier  to  automotive  industry).  Director  of  Centerior  Energy
                          Corporation, Ohio Casualty Insurance Company and Society National Bank.

J. T. EYTON,              Chairman and Director, The  Edper Group Limited, Brascan  Limited and Trilon  Financial
O.C.                      Corporation   (collectively  in  natural  resources,  power  generation  and  financial
Director since 1986       services). Member of the  Senate of Canada. Director  of Barick Gold Corporation,  Coca
Age -- 61                 Cola  Beverages Limited,  Hees International  Bancorp, Inc.,  Noranda, Inc.  and Norcen
                          Energy Resources Limited.

G. D. KIRKHAM             Retired financial industry executive.
Director since 1975
Age -- 63

M. L. MANN                Chairman and Chief  Executive Officer, Lexmark  International, Inc. (office  machines),
Director since 1991       March  1991  to date.  Vice President  of  International Business  Machines Corporation
Age -- 62                 ("IBM") and President  and General Manager  of various IBM  divisions and  subsidiaries
                          1985-March  1991.  Director  of  Infomart,  a Trammell  Crow  Co.,  and  member  of the
                          Independent Board of Trustees, Fidelity Investments.

D. J. MCGREGOR            President and Chief Operating Officer of M. A. Hanna, May 3, 1989 to date. Director  of
Director since 1990       KeyCorp and Vulcan Materials Corporation.
Age -- 55

R. W. POGUE               Senior  Advisor, Dix  & Eaton  (public relations  firm), July  1, 1994  to date: Senior
Director since 1988       Partner, Jones, Day,  Reavis &  Pogue (attorneys)  January 1,  1993 to  June 30,  1994;
Age -- 67                 Managing  Partner,  1989-December 31,  1992. Director  of Continental  Airlines, Derlan
                          Industries Limited, KeyCorp, OHM Corporation, Redland PLC, Rotek Incorporated, and  TRW
                          Inc. Co-Chairman, Cleveland Bicentennial Commission.

M. D. WALKER              Chairman  and Chief Executive Officer of M.  A. Hanna, September 1986 to date. Director
Director since 1986       of Comerica  Inc., The  Reynolds and  Reynolds  Company, Textron  Inc. and  The  Timken
Age -- 63                 Company.

    The following table sets forth information as to the beneficial ownership of the Company's Common Stock on January 31, 1996 by each director-nominee, the chief executive officer and the four other most highly compensated executive officers and, as a group, the foregoing persons and other executive officers. Except as indicated in the footnotes, the director-nominees have sole voting and investment power over the shares listed.

                                               SHARES           PERCENT OF
                                            BENEFICIALLY        OUTSTANDING
         NAME                                   OWNED             SHARES
      ------------------------------------  -------------       -----------
      B. C. Ames..........................     27,137(1)             *
      C. A. Cartwright....................      5,000(2)             *
      W. R. Embry.........................     16,150(1)             *
      J. T. Eyton.........................      8,045(2)             *
      G. D. Kirkham.......................     25,800(1)(3)          *
      M. L. Mann..........................     20,000(1)             *
      D. J. McGregor......................    276,242(4)             *
      R. W. Pogue.........................     28,000(1)             *
      M. D. Walker........................    530,944(4)(5)         1.5%
      G. W. Henry.........................     67,167(4)             *
      J. S. Pyke, Jr......................     85,104(4)             *
      D. R. Schrank.......................     54,962(4)             *
      All directors and executive officers
      as a group..........................  1,220,766(4)            3.5%

* The shares beneficially owned amount to less than one percent of the outstanding shares of the Company's Common Stock.

(1) Includes 15,000 shares which may be acquired within 60 days through the exercise of stock options granted under the Company's 1988 Long-Term Incentive Plan.

(2) Includes 5,000 shares which may be acquired within 60 days through the exercise of stock options granted under the Company's 1988 Long-Term Incentive Plan.

(3) Includes 10,800 shares as to which Mr. Kirkham has shared investment and voting power; the shares owned by a trust for which he serves as a co-trustee; Mr. Kirkham disclaims any beneficial interest in such shares.

(4) Includes shares which may be acquired within 60 days through the exercise of stock options as follows: 209,300, 259,975, 45,688, 59,625, 42,875 and
    747,821 shares for Messrs. McGregor, Walker, Henry, Pyke, Schrank and the group, respectively.

(5) Includes 37,500 shares owned by Mr. Walker's wife; Mr. Walker disclaims any beneficial interest in such shares.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors held 7 meetings in 1995. All director-nominees attended at least seventy-five percent of the meetings of the Board and committees of the Board on which each served.

    In addition to meeting as a group to review the Company's business, certain members of the Board of Directors also devote their time and talents to the Board's five standing committees. The committees and their principal functions are as follows:

    The Audit Committee, composed of directors who are not employees of the Company, held 4 meetings in 1995 with the Company's Vice President and Chief Financial Officer, Controller, Director of Internal Audit and independent public accountants to review the plan and results of the audit by the independent accountants, the Company's financial statements, the scope and results of the Company's internal auditing procedures, the adequacy of the Company's system of internal controls and the Company's environmental and litigation exposures. The Committee also selects and appoints independent public accountants to serve as the Company's auditors each year and devoted significant time to this responsibility during the past year. Present members are C.A. Cartwright, W. R. Embry, G. D. Kirkham (Chairman), and M. L. Mann.

    The Board Composition and Governance Committee held one formal meeting in 1995. The Committee reviews and recommends changes in the policies and operation of the Board and functions and responsibilities of the committees of the Board. It also acts as a nominating committee of the Board and recommends qualified candidates for election as directors. Stockholders wishing to nominate candidates for consideration by the Committee can do so by writing to the Corporate Secretary and providing the candidate's name, appropriate biographical data and qualifications. Present members are C.A. Cartwright, W. R. Embry (Chairman), R. W. Pogue and M. D. Walker.

    The Compensation Committee, composed of directors who are not employees of the Company, held 6 meetings in 1995. It approves remuneration arrangements and succession plans for senior management and administers the Company's executive compensation plans. Present members are B. C. Ames, J. T. Eyton, M. L. Mann (Chairman) and R. W. Pogue.

    The Executive Committee exercises all of the authority of the Board of Directors during intervals between meetings of the Board except for those powers to be exercised only by other committees of the Board, the declaration of any dividend, the issuance of stock and the powers which pursuant to Section 141(c) of the General Corporation Law of the State of Delaware, as amended, may not be delegated to a Committee. It did not meet formally in 1995. Present members are
B.  C.  Ames,  J. T.  Eyton,  D.  J. McGregor,  R.  W.  Pogue and  M.  D. Walker
(Chairman).

    The Pension Plan Committee, composed of directors who are not employees of the Company, held 1 meeting in 1995. It is responsible for reviewing the operation and performance of the Company's pension investment program and a management committee which in turn is responsible for the operation and administration of the retirement and welfare plans of the Company and its subsidiaries. Present members are C.A. Cartwright (Chairperson), W. R. Embry and
G. D. Kirkham.

HOLDINGS OF SHARES OF THE COMPANY'S COMMON STOCK

    The only person believed by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock of the Company as of December 31, 1995 was Wachovia Bank of North Carolina, N.A., 302 North Main Street, Winston-Salem, NC 27102. Acting in its capacity as Trustee of the M. A. Hanna Associates Ownership Trust, Wachovia Bank of North Carolina, N.A. has advised that on December 31, 1995 it owned and had shared voting and dispositive power over 4,226,767 shares, or 12% of the shares then outstanding. Shares of Common Stock are periodically allocated and released from the Trust to satisfy funding requirements under certain of the Company's compensation and benefit plans ("Plans"). Participants in and trustees of the Plans under confidential voting procedures have authority to vote all shares allocated to them or to instruct that the shares not be voted. Unallocated shares held in the Trust are voted in the same proportions as the shares for which instructions have been received.

EXECUTIVE COMPENSATION

    The following table sets forth the compensation for the chief executive officer and the other most highly compensated executive officers, for services rendered in all capacities to the Company and its subsidiaries for the last three years.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                                  --------------------------------------------
                                               ANNUAL                         AWARDS                 PAYOUTS
                                          COMPENSATION (1)        ------------------------------   -----------
           NAME AND                   -------------------------   RESTRICTED STOCK    NUMBER OF       LTIP          ALL OTHER
      PRINCIPAL POSITION        YEAR    SALARY         BONUS       AWARDS ($)(8)     OPTIONS (2)   PAYOUTS (3)   COMPENSATION (4)
------------------------------  ----  -----------   -----------   ----------------   -----------   -----------   ----------------
M. D. Walker                    1995  $640,000      $540,000          28,128          75,942       $309,372         $399,185
  Chairman & Chief              1994   607,500       525,000          22,521          99,200        292,500          321,248
  Executive Officer             1993   600,000       450,000          22,511          70,500        300,000          329,396
D. J. McGregor                  1995   436,667       330,000          23,136          40,960        254,364          310,782
  President & Chief             1994   415,000       320,000          18,542          49,600        240,500          273,341
  Operating Officer             1993   370,000       250,000          17,365          45,000        231,250          163,611
D. R. Schrank                   1995   263,333       151,500               0          17,838             NA(5)        50,190
  Vice President, North         1994   252,500       160,000               0          15,000             NA(5)        32,750
  American Plastics Operations  1993    66,346(6)     35,000(6)            0          51,250(7)          NA(5)            NA(5)
J. S. Pyke, Jr.                 1995   195,000       111,000           6,888           9,819         75,612           96,122
  Vice President, General       1994   186,250       110,000           5,512           7,000         71,500           78,686
  Counsel & Secretary           1993   185,000       110,000           5,175           7,500         67,845           66,216
G. W. Henry                     1995   202,000       110,000           5,640           9,877         61,860           65,010
  Vice President                1994   181,250       125,000           4,015           7,000         52,000           49,321
  International Operations      1993   175,000        85,000           3,757           6,750         50,009           45,682

(1) Other Annual Compensation for each executive did not exceed disclosure thresholds established by the Securities and Exchange Commission.

(2) Option Grants shown in 1993 reflect three-for-two stock split in 1994.

(3) Payout in cash  and market value  of Common Stock  paid under the  company's
    1988   Long-Term  Incentive  Plan  in  the  year  following  the  three-year performance period ending December 31, 1994, 1993 and 1992.

(4) Consists of matching contributions made by the company under the Capital Accumulation Plan, a retirement type savings plan, of $121,830, $84,455, $31,750, $30,869, and $30,714 in 1995 for Messrs. Walker, McGregor, Schrank, Pyke, and Henry, respectively, the dollar value of split dollar life insurance premiums paid in the amounts of $183,577, $157,557, $18,440, $48,060, and $24,918 in 1995 for Messrs. Walker, McGregor, Schrank, Pyke, and Henry, respectively, and the 1995 payouts of dividend credits accumulated in connection with stock option grants made in 1990, amounting to $93,778, $68,770, 0, $17,193, and $9,378 for Messrs. Walker, McGregor,
    Schrank, Pyke and Henry, respectively.

(5) LTIP payouts made in 1993, 1994, and 1995 were for awards earned based on the Company's performance over a three year period. Since Mr. Schrank was not employed by the Company until September 27, 1993, Mr. Schrank was not eligible to receive a payout.

(6) Reflects partial year data since Mr. Schrank was not employed by the Company until September 27, 1993.

(7) Includes 41,250 Stock Options granted as part of Mr. Schrank's employment agreement with the Company. The agreement provides for the vesting of these options at the rate of 1/3 of the total on the first three anniversary dates. The remaining 10,000 stock options were granted as part of the general stock option grant during the normal LTIP award cycle.

(8) The column reports all grants of restricted stock to the named individuals during the fiscal year. The value of the awards shown in the table is determined by multiplying the number of shares awarded by the closing market price for the stock on the award date. The total number of restricted shares and the value of those shares at the end of the last fiscal year, based on the year-end closing price for the stock, held by Messrs. Walker, McGregor, Henry, Schrank and Pyke were 4,670/$130,760; 3,401/$95,228; 0;
    1,134/$31,752; and 842/$23,576 respectively. Restricted shares are issued at the same time LTIP Payouts are made equal in value to 25% of the value of the common stock component of the LTIP payout; neither the restricted shares or the other shares issued at the same time may be transferred for four years, at which time the restrictions lapse. Dividends are paid on restricted stock.

    The Company's Voluntary Non-Qualified Deferred Compensation Plan, approved by stockholders in 1995, provides that executives whose total annual cash compensation exceeds $150,000 may elect to defer up to 25% of his or her salary and up to 100% of his or her short-term compensation and to allocate the deferral to a cash account ("Cash Account") or an account maintained in shares of M. A. Hanna Common Stock (the "Stock Account"). Balances in the Cash Account earn interest quarterly at a rate equal to 125% of the Moody's Corporate Bond Yield Index. As cash dividends are declared on M. A. Hanna Common Stock, the executive's Stock Account is credited with additional shares of M. A. Hanna Common Stock equivalent to cash dividends paid on the balance of shares in the Stock Account. All deferrals to the Stock Account are "matched" by a 25% premium in the form of additional shares of M. A. Hanna Common Stock. When the executive retires, dies or becomes disabled, the full balance in the Cash Account and Stock Account is distributed to the executive, and if employment terminates for any other reason, a partial distribution will be made. Messrs. Walker, McGregor, Schrank and Pyke have elected to participate in the Plan.

    Mr. Schrank has an employment agreement with the Company which expires on September 26, 1996, pursuant to which Mr. Schrank will receive a minimum base annual salary and will be entitled to receive certain compensation if he is not retained in certain capacities during the term of the agreement.

    The Company has in effect employment agreements with its executive officers, including the officers named in the compensation table on page 5 (the "Named
Officers"), which become operative only upon a "change in control" of the Company, as defined in the agreements. The agreements provide that the officers will remain employed by the Company in their customary positions from the occurrence of a "change in control" (i) for an initial term of three years which, unless otherwise elected by either party, is automatically extended for an additional one-year period on the third anniversary and each anniversary thereafter or (ii) until normal retirement date, if sooner. During this employment period the officer will receive a base salary at least equal to the annual rate in effect at the time of the "change in control", plus any increases as may be awarded thereafter in accordance with the Company's regular administrative practices, and a bonus under the Company's pay-for-performance plan at least equal to the highest annual bonus paid to him under such plan during the three years preceding the time of the "change in control". In addition, during this employment period the officer shall be entitled to continue to participate in all of the Company's benefit programs in which he was participating at the time of the "change in control".

    If the executive officer's employment is terminated for any reason other than death, disability, retirement or cause during the employment term, the officer is entitled to receive, as liquidated damages for the breach of contract, a payment equal to the present value of the sum of the salary and bonus(es) due to the officer for the remainder of his employment term and is also entitled to benefits and service credits under the Company's benefit plans for the remainder of his employment term. The Company is entitled to offset against amounts due to the officer any compensation payments made to the officer by another employer under certain conditions. Termination of employment without cause is defined to include a good faith determination by the officer that due to changed circumstances significantly affecting his position with the Company after the "change in control" occurs, he is unable to carry out his duties and responsibilities.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                                POTENTIAL REALIZED
                                             INDIVIDUAL GRANTS                                                        VALUE
-----------------------------------------------------------------------------------------------------------      AT ANNUAL RATES
                                                                   PERCENT OF                                     OF STOCK PRICE
                                                                  TOTAL OPTIONS                                    APPRECIATION
                                                                   GRANTED TO                                    FOR OPTION TERM
                                                                  EMPLOYEES IN      EXERCISE     EXPIRATION   ----------------------
   NAME                                           GRANTED (#)      FISCAL YEAR    PRICE ($/SH)      DATE        5% ($)     10% ($)
-----------------------------------------------  --------------   -------------   ------------   ----------   ----------  ----------
M. D. Walker                                         75,942           27.0%         $26.000       1/1/2005    $1,088,593  $2,681,257
D. J. McGregor                                       40,960           14.6%          26.000       1/1/2005       587,142   1,466,160
D. R. Schrank                                        17,838            6.3%          26.000       1/1/2005       255,699     629,800
J. S. Pyke, Jr.                                       9,819            3.5%          26.000       1/1/2005       140,751     346,676
G. W. Henry                                           9,877            3.5%          26.000       1/1/2005       141,582     348,724

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                                                      VALUE OF UNEXERCISED
                                                                                     NUMBER OF            IN-THE-MONEY
                                                                                UNEXERCISED OPTIONS        OPTIONS AT
                                                                                   AT FY-END (#)           FY-END ($)
                                                 SHARES ACQUIRED      VALUE        EXERCISABLE/           EXERCISABLE/
   NAME                                          ON EXERCISE (#)     REALIZED      UNEXERCISABLE       UNEXERCISABLE (1)
-----------------------------------------------  ----------------   ----------  -------------------   --------------------
M. D. Walker                                        94,500          $1,866,069        208,175/            $ 2,266,672/
                                                                                      194,967                 939,300
D. J. McGregor                                      33,750             640,309        177,900/              2,200,327/
                                                                                      108,410                 540,264
D. R. Schrank                                            0                   0         36,500/                285,999/
                                                                                       48,088                 253,441
J. S. Pyke, Jr.                                     10,000             190,830         54,250/                813,177/
                                                                                       20,194                  91,623
G. W. Henry                                              0                   0         40,938/                611,969/
                                                                                       19,814                  87,937

--------------------------
(1) Based on market value of the Company's Common Stock on December 31, 1995 ($28.00 per share) minus the strike price.

              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                                                                  ESTIMATED FUTURE PAYOUTS UNDER
                                                                                   NON-STOCK PRICE-BASED PLANS
                                                            PERFORMANCE  ------------------------------------------------
                                                  NUMBER     OR OTHER      THRESHOLD       TARGET
                                                    OF        PERIOD       NUMBER OF     NUMBER OF
                                                 PERFORMANCE    UNTIL     PERFORMANCE    PERFORMANCE   MAXIMUM NUMBER OF
                                                  SHARE     MATURATION       SHARE         SHARE       PERFORMANCE SHARE
   NAME                                          UNITS (#)   OR PAYOUT     UNITS (#)     UNITS (#)         UNITS (#)
-----------------------------------------------  --------   -----------  -------------   ----------   -------------------
M. D. Walker                                      13,924      3 years         6,962         13,924            27,848
D. J. McGregor                                     7,510      3 years         3,755          7,510            15,020
D. R. Schrank                                      3,271      3 years         1,636          3,271             6,542
J. S. Pyke, Jr.                                    1,800      3 years           900          1,800             3,600
G. W. Henry                                        1,811      3 years           906          1,811             3,622

    The number  of  Performance  Shares  shown  in  the  table  above  represent performance shares granted pursuant to the Corporation's 1988 Long-Term Incentive Plan as amended. Performance Shares represent the right to receive payments under the plan at the end of the three-year performance period commencing January 1, 1996. The number of performance shares earned by the Named Officers at the end of the three-year cycle will be determined by the Compensation Committee and will be based on achievement against earnings per share growth and return on shareholder equity measures. If the EPS and ROSE targets are met, the target number of performance shares will be paid out. If the results exceed target performance, the number of performance shares paid will range between the target number and the maximum number of performance shares shown in the above table. If, on the other hand, results are less than target performance, the number of performance shares paid will range between the target number and the threshold number of performance shares. If performance after the three-year performance period fails to reach threshold levels, no performance shares will be paid to any of the Named Officers. Payments will be determined based on the market value of M. A. Hanna Common stock at the end of the performance period at which time a portion of the award will be paid in shares of M. A. Hanna stock and a portion in cash.

RETIREMENT BENEFITS

    The Salaried Employees Retirement Income Plan ("SERIP") is a non-contributory pension plan covering all officers and certain other salaried employees of the Company. In general, employees become covered under SERIP when they have completed one year of eligibility service and are at least 21 years of age. Upon reaching the normal retirement date (age 65), each participant in SERIP generally is entitled to receive monthly for life a basic benefit equal to the greater of (i) the participant's highest average monthly compensation (including bonuses and overtime) for 60 consecutive months out of the final 120 months of his or her employment or (ii) 1/12th of the average of his or her annual compensation (including bonuses and overtime) during any 5 annual periods in which he or she received the highest compensation included within the final 10 annual periods of his or her employment, which is then multiplied by 2% for the first 20 years of credited service and 1% for the next 20 years of credited service. In addition, benefits are provided for early retirement and to surviving spouses.

    The Company has adopted an excess benefits plan to pay retirement benefits which but for limitations under the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code would have been paid under SERIP. These benefits will be paid out of the general funds of the Company or trust funds established for this purpose.

    The following table shows estimated annual benefits payable upon retirement to participants in specified remuneration and years-of-service classifications under the Company's above-mentioned two pension plans for salaried employees. Benefits payable under the qualified pension plans are not subject to any deduction for Social Security benefits.

 AVERAGE ANNUAL
  COMPENSATION                YEARS OF SERVICE AT AGE 65
FOR LAST 5 YEARS   ------------------------------------------------
 OF EMPLOYMENT     15 YEARS  20 YEARS  25 YEARS  30 YEARS  35 YEARS
----------------   --------  --------  --------  --------  --------
   $  300,000      $ 90,000  $120,000  $135,000  $150,000  $165,000
      500,000       150,000   200,000   225,000   250,000   275,000
      700,000       210,000   280,000   315,000   350,000   385,000
      900,000       270,000   360,000   405,000   450,000   495,000
    1,100,000       330,000   440,000   495,000   550,000   605,000

    The credited years of service for retirement benefits for Messrs. Henry, McGregor, Pyke, Schrank and Walker are 20, 7, 27, 2 and 20, respectively.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

    M. A. Hanna's executive compensation program is structured and administered to drive and incent a level of performance necessary to achieve the Company's vision, support M. A. Hanna's internal culture and operating environment and reinforce its human resource management values. The objectives of the executive compensation program are to:

    -Establish a pay-for-performance philosophy and policy that places a meaningful portion of each executive's compensation at risk with the stockholders, commensurate with the executive's ability to impact bottom line results;

    -Motivate and incent executives to achieve a level of performance consistent with the Company's strategic business objectives and reward them for their achievement;

    -Provide  total compensation opportunities which are market competitive, are subject to associated downside risk and offer significant upside opportunities based on performance, thus allowing M. A. Hanna to compete for and retain outstanding, talented and highly motivated executives who are vital to M. A. Hanna's long-term success; and

    -Align   the  interests  of  executives   with  the  long-term  interest  of
     stockholders through incentive award opportunities that are linked to the long-term performance of the Company and that result in ownership of M. A. Hanna Common Stock.

    M. A. Hanna's executive compensation program is comprised of three major components: base salary, annual incentive compensation and long-term incentive compensation. As an executive's level of responsibility increases, a greater portion of his or her potential total compensation opportunity is based on performance incentives (including stock-based awards), and less on salary; this approach results in greater variability in the individual's actual total cash compensation level from year to year in response to variations in the Company's performance.

    The executive total compensation program is designed to be competitive with the total compensation programs of a broad base of industrial companies with annual sales levels comparable to M. A. Hanna. In order to assess competitive total compensation programs and establish total compensation opportunities for
M. A. Hanna executives, the Committee receives the advice of an independent compensation consultant and utilizes data contained in independent compensation surveys such as the Wyatt Data Services' TOP MANAGEMENT REPORT, the Towers Perrin COMPENSATION DATA BANK (CASH COMPENSATION AND LONG-TERM INCENTIVE PLAN SURVEYS), the Conference Board report on TOP EXECUTIVE COMPENSATION and Hewitt's PROJECT 777 EXECUTIVE COMPENSATION STUDY.

    M. A. Hanna's total compensation program is structured to provide total compensation opportunities that are commensurate with the Company's ability to demonstrate consistently outstanding performance. In order to drive and reward for a consistent high level of performance, M. A. Hanna's total compensation systems are designed to deliver a total compensation opportunity that is above average. M. A. Hanna targets executive total compensation opportunities for its executives' outstanding performance at the 65th percentile of total compensation opportunities afforded to executives performing similar responsibilities in competitive companies. On the other hand, the total compensation systems are also designed to be responsive in the event the Company's actual performance falls below expectations vis-a-vis the annual operating plan and/or industry comparisons.

BASE SALARIES

    M. A. Hanna targets its executives' base salaries to the median, or 50th percentile, of base salaries reported in the published surveys referenced above by comparable industrial companies.

    The Committee annually reviews the base salaries of executive officers. Prior to the meeting at which the annual review occurs, the Committee is furnished with data on the current total compensation and total compensation history of each executive officer, current survey data for comparable positions at comparable industrial companies and individual performance appraisal ratings by the Chief Executive Officer for each executive officer except himself. At the meeting the Committee reviews all available data and considers adjustments; in 1995 it made selective adjustments in executive officers' salaries.

ANNUAL INCENTIVE COMPENSATION FOR 1995

    The Committee approved in February 1996 annual incentive compensation awards for the executive officers which took into account the Company's financial and strategic successes in 1995. In a year in which sales in the plastics industry were essentially flat, the Company grew its revenues 11% over 1994, increased its earnings from continuing operations 38% and strengthened its balance sheet. Moreover, it accomplished a number of significant strategic initiatives. The Committee approved individual awards for executive officers which reflected each executive's performance for the year and contribution to M. A. Hanna's achievements in 1995.

1995 LONG-TERM INCENTIVE PLAN AWARDS

    Under M. A. Hanna's Long-Term Incentive Plan, which was approved by stockholders in 1988, the Committee grants stock options and long-term incentive performance units ("LTIP Units") annually to cover a three-year performance period. Awards are based on a pay grade level formula which takes into account relevant long-term award data as reported by a broad base of industrial companies in the Towers Perrin COMPENSATION DATA BANK LONG-TERM INCENTIVE PLAN SURVEY, and the recommendations of the independent compensation consultant.

    In December 1995 the Committee made grants of non-qualified and incentive stock options at a purchase price equal to 100% of the fair market value of M.
A. Hanna Common Stock on the grant date and awards of LTIP Units in the form of Performance Share Units for a three-year performance period starting on January 1, 1996. The Committee will establish target performance measures for compound annual earnings per share growth and three-year average return on stockholders' equity to be attained for the performance period, with threshold and maximum achievement levels.

1995 LONG-TERM INCENTIVE PLAN PAYMENTS

    The Committee applied the earnings per share and return on stockholders' equity performance measures established for the three-year performance period ending December 31, 1994 against actual performance and determined that participants had earned a payout of LTIP Units for that performance period at 148% of the target amounts. Taking into account the accomplishment of strategic objectives over the three-year period which were not reflected in the financial measures of performance, the Committee exercised its discretion and authorized a payout at 150% of the target amounts to be made in 1995. As authorized by the Long-Term Incentive Plan, the Committee elected to make a portion of the payment to each participant in cash and a portion in shares of M. A. Hanna Common Stock, and awarded each participant shares of restricted M. A. Hanna Common Stock equal in value to 25% of the Common Stock portion of the payment. The terms of the restricted stock require the participant to hold the restricted stock and the stock issued in partial payment of the LTIP Unit award for four years, at which time the restrictions lapse.

CHIEF EXECUTIVE OFFICER COMPENSATION

    In reviewing Mr. Walker's total compensation opportunity and each component thereof, the Committee took into account the same Wyatt, Towers Perrin and Conference Board compensation survey data for comparable companies and Hanna's financial, strategic and operational performance that it considered in connection with the other executive officers. The Committee also reviewed Mr. Walker's total compensation opportunity and incentive compensation awards with the independent compensation consultant.

    In order to maintain Mr. Walker's base salary at the 50th percentile level of chief executive officers of comparable companies, the Committee approved an increase of 4.8% in 1995.

    The Committee approved an annual incentive compensation award of $540,000 for Mr. Walker for 1995 in recognition that under his leadership M. A. Hanna in 1995 completed its transformation from a natural resources company to a leading international specialty chemicals company, accomplished nearly all its financial and strategic goals, strengthened its senior management team and achieved another year of strong revenue and earnings growth and cash flow generation. M.
A. Hanna's total return to stockholders in 1995 exceeded the 1995 returns of almost all competitive companies.

    Mr.  Walker's 1995 Long-Term  Incentive awards were  made in accordance with
the  program  guidelines.  His  1995  Long-Term  Incentive  Plan  payouts   were
calculated in the same way as the payouts to all other participants.

STOCK OWNERSHIP GUIDELINES

    Stock ownership guidelines have been established for participants in the Company's Long-Term Incentive Plan which encourages them to acquire a guideline value of M. A. Hanna Common Stock. The guideline values are expressed as a multiple of base salary and the multiples range from three times base salary for the Chief Executive Officer and Chief Operating Officer to .5 times salary for the non-officer, key manager participants in the Plan. Under the policy there will be no penalty for failure to achieve the expected levels of ownership but if a participant does not hold the guideline value of M. A. Hanna Common Stock at the end of a three year period, up to one-half of his or her annual incentive compensation award will be paid in shares of M. A. Hanna Common Stock until the expected stock ownership value is achieved.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    Internal Revenue Code Section 162 (m) and proposed regulations thereunder respecting the non-deductibility of certain executive compensation payments in excess of $1 million did not affect the deductibility of compensation payments in 1995 and are not expected to affect the deductibility of compensation payments in 1996. Under the Voluntary Non-Qualified Deferred Compensation Plan approved by stockholders in 1995, the M. A. Hanna executives to whom Section 162
(m) may apply have elected to defer a portion of their compensation pursuant to the Plan and receive the deferred amounts after retirement, at which time the deductibility of such compensation will not be subject to Section 162 (m). In addition, the executives to whom Section 162 (m) may apply have entered into agreements with the Company by which any compensation which, if paid, would not be deductible under Section 162 (m), will be deferred and paid after retirement.

                             COMPENSATION COMMITTEE

                              M. L. Mann, Chairman
                                   B. C. Ames
                                  J. T. Eyton
                                  R. W. Pogue

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    There are no Compensation Committee interlocks or insider participation.

                               PERFORMANCE GRAPH
                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
          AMONG HANNA, S&P 500 INDEX AND S&P SPECIALTY CHEMICALS INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             HANNA (MA) CO     S&P 500 INDEX     S&P CHEMICALS (SPECIALTY)
12/90                    100               100                          100
12/91                    107               130                          141
12/92                    158               140                          150
12/93                    183               155                          171
12/94                    204               157                          149
12/95                    245               215                          198

    This performance graph assumes that the value of the investment in Hanna and each index was $100 on December 31, 1990 and that all dividends were reinvested.

DIRECTORS' COMPENSATION

    Directors who are not full-time employees of the Company are compensated for their services by payment of a quarterly retainer fee of $6,000 and a fee of $1,300 for each Board meeting attended. They also receive a fee of $1,100 for each committee meeting attended when the meeting occurs on the same day as a Board meeting and $1,500 when the meeting occurs on a day when no Board meeting is held; Chairs of Board committees are paid an additional fee of $200 for each committee meeting attended. Executive Committee members who are not full-time employees of the Company are paid an additional quarterly retainer fee of $1,250. Directors who are also full-time employees of the Company are not compensated for their services as directors and members of Board committees.

    Under the Directors' Deferred Fee Plan, which was approved by stockholders, non-employee directors are required to defer a minimum of 25% of their quarterly Board retainer fee into a Deferred Benefit Account maintained in Units, which are accounting units equal in value to one share of M. A. Hanna Common Stock. Directors may also elect to defer the balance of his or her retainer fees and meeting fees to the Units account or a cash account. The Units account is credited with additional units equal in value to cash dividends paid on the Common Stock equivalent to the balance of units in the Unit account and the cash account is credited with interest equal to interest payable on 1-year U.S. Treasury bills. Each Deferred Benefit Account maintained in Units is credited after the end of each year with additional units equal in value to 25% of the value of the units credited to each Deferred Benefit Account during the year. The Deferred Benefits Accounts are paid to

Directors at the termination of their service or, at the director's election, at his or her death. As of January 1, 1996, the balance of Units held by non-employee directors in their Deferred Benefits Accounts maintained in Units, including the additional units credited to the account at the end of the year with respect the units credited during 1995, were as follows: B. C. Ames -- 3,156.7; C. A. Cartwright -- 224.16; W. R. Embry -- 299.3; J. T. Eyton --
1,385.1; G. D.  Kirkham --  299.3; M. L.  Mann --  3,303.3; and R.  W. Pogue  --
299.3.

    Pursuant to amendments to the 1988 Long Term Incentive Plan adopted in 1991, one-time grants of options to purchase 15,000 shares of the Company's Common Stock were granted in 1991 to all non-employee directors then in office and thereafter to non-employee directors at the time of their election to the Board at an option price equal to the closing sale price of the Common Stock on the New York Stock Exchange on the date of grant. One-third of the grant becomes exercisable after the director has served for one year from the date of grant, an additional one-third after two years and the balance after three years of service.

    The Company's non-qualified retirement plan for its non-employee directors provides an annual retirement benefit in an amount equal to the highest annual retainer fee in effect during the director's final five years of service. Each qualifying director is entitled to receive, upon retirement as a director, a quarterly benefit for a period equal to his or her years of service, ten years or his or her date of death, whichever first occurs. A minimum of five years of service is required in order to receive a benefit under this program.

                   2. RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors delegated its authority to select and appoint the Company's independent public accountants to the Audit Committee of the Board, which selected and appointed Price Waterhouse LLP to be the Company's independent public accountants for the year 1996, subject to ratification by the stockholders. The Audit Committee considers Price Waterhouse LLP to be well qualified.

    If the appointment is not ratified, the Audit Committee will reconsider its decision but will not be bound by the refusal of the stockholders to ratify the appointment of Price Waterhouse LLP. A representative of Price Waterhouse LLP is expected to be present at the annual meeting, will have an opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions. THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1996.

         3. PROPOSED AMENDMENT TO AMENDED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

    The Company's Board of Directors has adopted resolutions recommending that the stockholders adopt an amendment to Article Fourth of the Company's Amended Certificate of Incorporation in order to increase the authorized number of shares of the Company's Common Stock from 50,000,000 to 100,000,000, increasing the overall authorized number of shares from 55,000,000 to 105,000,000, including both the Common Stock and Serial Preference Stock. The text of the proposed amendment is as follows:

       RESOLVED, That the first sentence of Article FOURTH of the Amended Certificate of Incorporation be amended in its entirety to read as follows:

       FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 105,000,000, consisting of 5,000,000 shares of Preferred Stock without par value (hereinafter called "Serial Preference Stock"), and 100,000,000 shares of Common Stock, par value $1 each (hereinafter called "Common Stock").

Other   than  the  proposed  change   described  above,  the  Company's  Amended
Certificate of Incorporation will remain identical in all respects.

    The Company is presently authorized to issue 50,000,000 shares of Common Stock, of which 34,726,438 shares were issued and outstanding on March 5, 1996 and an additional 8,579,234 shares were held in the Company's treasury. In 1995 in connection with a three-for-two split of Common Stock, the Company issued 14,322,624 shares of Common Stock. A total of 1,081,359 shares of Common Stock are currently reserved for issuance to participants upon exercise of options granted under the Company's 1979 Executive Incentive Compensation Plan and 1988 Long-Term Incentive Plan as amended (the "Incentive Plans"), and 791,370 shares are reserved for future grants under the 1988 Long-Term Incentive Plan as amended. As a result of the stock split and the reserved shares, the Company has a limited number of authorized, unissued and unreserved shares of Common Stock available for future issuance.

    An increase in the number of authorized shares of Common Stock would permit the Board of Directors to issue additional shares of Common Stock without further action by the stockholders, unless such action is required by applicable law or the rules of any stock exchange on which the Company's securities may be listed. Except for the shares reserved for issuance under the Incentive Plans, there are no present plans, understandings or agreements with respect to the issuance of any additional shares of Common Stock. The Board of Directors believes it is desirable that the Company have the flexibility to issue shares in connection with possible future actions, such as stock splits, stock dividends, financings, corporate mergers, acquisitions of assets, employee benefit plans and for other corporate purposes. It is possible that additional shares of Common Stock could be issued at such times and under such circumstances as to result in the dilution of the equity and earnings attributable to present holders of Common Stock. However, these factors would be carefully considered by the Board of Directors before any such issuance was authorized.

    Approval of the proposed amendment could enable the Board to render more difficult or discourage an attempt to obtain control of the Company. For example, the issuance of shares of Common Stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to gain control of the Company. Availability as a defensive response to a takeover attempt was not a motivating factor in the Board's approval of the proposed amendment. The Company is not aware of any pending or threatened efforts to obtain control of the Company.

APPROVAL BY THE STOCKHOLDERS

    The affirmative vote of a majority of the outstanding shares of Common Stock of the Company entitled to vote at the annual meeting of stockholders is required for approval of the proposed amendment. If the proposed amendment is adopted by the stockholders, it will become effective upon filing and recording a Certificate of Amendment a required by the General Corporation Law of Delaware.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND ARTICLE FOURTH OF THE AMENDED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

SECTION 16(a) REPORTING

    As required by the Securities and Exchange Commission rules under Section 16 of the Securities and Exchange Act of 1934, the Company notes that during 1995 Mr. L.L. Beach, Vice President -- Human Resources, filed late a Form 4 reporting an award of restricted Common Stock. Officers deferring salary to the Stock Account under the Voluntary Non-Qualified Deferred Compensation Plan described on page 6 did not report the deferrals until the end of the year, which may have constituted late reporting under the Section 16(a) reporting requirements.

SUBMISSION OF SHAREHOLDER PROPOSALS

    If a holder of the Company's Common Stock wishes to present a proposal for consideration at next year's annual meeting, any such proposal must be received at the Company's offices at Suite 36-5000, 200 Public Square, Cleveland, Ohio 44114-2304, Attention: Corporate Secretary, on or before November 5, 1996.

    The management knows of no other matters which are likely to be brought before the meeting, but if any such matters properly come before the meeting the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

                                               JOHN S. PYKE, JR.
                                VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

March 20, 1996

                               M.A. HANNA COMPANY
                        Suite 36-5000, 200 Public Square
                            Cleveland Ohio 44114-2304
                           Annual Meeting--May 1, 1996

                                      PROXY

The undersigned hereby appoints M. D. Walker, D. J. McGregor, and J. S. Pyke, Jr. as Proxies, each with the power to appoint his substitute, and hereby aurhorizes them to represent and to vote, as designated below, all the shares of Common Stock of M. A. Hanna Company held on record by the undersigned on March 5, 1996 at the annual meeting of stockholders to be held on May 1, 1996 and any adjournment thereof.


Election of Directors:

Nominees:  B. C. Ames, C. A. Cartwright, W. R. Embry,
           J. T. Eyton, G. D. Kirkham, M. L. Mann,
           D. J. McGregor, R. W. Pogue, M. D. Walker


                               (change of address)

                               -------------------

                               -------------------

                               -------------------


This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the election of directors nominated by the Board of Directors, ratification of the appointment of auditors and approval of the proposed amendment to the Corporation's Amended Certificate of Incorporation to increase the Corporation's authorized Common Stock from 50,000,000 to 100,000,000 shares.

Please sign exactly as the name appears on reverse side. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person

This proxy is solicited on behalf of the Board of Directors.

NO.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY

SEE REVERSE SIDE

/X/    Please mark your votes as in this example.

SHARES IN YOUR NAME

REINVESTMENT SHARES



1.   Election of Directors                   FOR       WITHHELD
     (see reverse)                           / /         / /


     For, except vote withheld from the following nominee(s):

     ________________________________________________________

2.   Ratification of                         FOR       AGAINST        ABSTAIN
     appointment of                          / /         / /            / /
     auditors.

3.   Ratification and approval of            FOR       AGAINST        ABSTAIN
     amendment to increase                   / /         / /            / /
     authorized Common Stock.

4.   Upon such other                         FOR       AGAINST        ABSTAIN
     business as may properly come           / /         / /            / /
     before the meeting.



                                     Change
                                       of
                                     Address


SIGNATURE(S) ______________________________________________      DATE __________


SIGNATURE(S) ______________________________________________      DATE __________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.